Exhibit 99.1

FOR IMMEDIATE RELEASE: May 16, 2023

Aspen Group, Inc. Announces Closing of $12.4 Million Private Placement

NEW YORK, NY, May 16, 2023 (GLOBE NEWSWIRE) - Aspen Group, Inc. ("AGI") (OTC Pink: ASPU), an education technology holding company, today announced that it has closed on a private placement of debentures with JGB Management Inc. for gross proceeds of $12.4 million, before an 11% original issue discount, fees and other financing expenses, from the issuance of a senior secured debenture. AGI also issued the investors a total of 2.2 million five-year warrants. The Company intends to use the proceeds from the private placement to refinance existing debt and for working capital purposes.

Michael Mathews, Chairman and CEO of Aspen Group, stated, "We are thrilled to announce the successful closure of this financing with the JGB team, which has significantly improved Aspen Group's financial position. This will enable us to effectively manage changes in the timing of financial aid-related cash flow and pay off our outstanding $5 million line of credit. As we continue to work towards achieving our goals, marketing is a key catalyst to increasing enrollment in our highly sought-after Aspen University post-licensure nursing degree programs and USU’s MSN-FNP (Family Nurse Practitioner) degree program, among others. With the implementation of cost reductions which improves our cash flow from operations, we now have the opportunity to increase our marketing budget and position the company to continue maintaining a positive Adjusted EBITDA."

The 36-month debentures, issued on May 11, 2023, bear interest at 15% per annum, are paid monthly, and are not convertible. The AGI’s obligations under the debentures are secured by substantially all of AGI’s and its subsidiaries’ assets. The debentures also contain customary affirmative and negative covenants, events of defaults and other customary terms for senior secured debentures. Each warrant entitles the holder to purchase one share of the company’s common stock at an exercise price of US $0.01 per share for 5-years following the closing date of the offering.

The company filed its Quarterly Report on Form 10-Q for the three months ended January 31, 2023 with the Securities and Exchange Commission today, May 16, 2023. For further details on the terms and covenants related to this financing agreement, please refer to the footnote section in the 10-Q.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the plan to increase marketing and continue to achieve positive Adjusted EBITDA. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include our ability to enroll new students and generate revenue from our new marketing program, the impact of a declining economy, inflation, higher interest rates, the banking crisis, the continued attraction of online learning as COVID-19 has receded, student attrition, the competitive impact from the trend of non-profit universities using online education and consolidation among our competitors. Other risks are included in our filings with the SEC including our Form 10-K for the year ended April 30, 2022. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Aspen Group, Inc.

Aspen Group, Inc. is an education technology holding company that leverages its infrastructure and expertise to allow its two universities, Aspen University and United States University, to deliver on the vision of making college affordable again. For more information, visit www.aspu.com.

Contact Information:

Hayden IR

Kimberly Rogers

(385) 831-7337

Kim@HaydenIR.com